UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-1572539

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 27, 2009, stockholders of Northfield Bancorp, Inc. (the “Registrant”) approved the Northfield Bancorp, Inc. Management Cash Incentive Plan (the “Cash Incentive Plan”). A description of the Cash Incentive Plan is included in the “Proposal — Approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan” of the Registrant’s Definitive Proxy Statement for its May 27, 2009 Annual Meeting, as filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2009 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10	Northfield Bancorp, Inc. Management Cash Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders (File No. 1-33732), as filed with the SEC on April 23, 2009).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: June 4, 2009	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
The following exhibits are filed as part of this report:

Exhibit No.	Description

10	Northfield Bancorp, Inc. Management Cash Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement for the 2009 Annual Meeting of Stockholders (File No. 1- 33732), as filed with the SEC on April 23, 2009).